UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2018

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350, Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (734) 335-0468

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08
Shareholder Director Nominations

On March 29, 2018, ENDRA Life Sciences Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) reporting the date of the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”). This amendment to the Original Filing amends, restates and replaces in its entirety the Original Filing and is being filed to report that on April 13, 2018, the Company’s Board of Directors (the “Board”) approved the rescheduling of the date of the Annual Meeting from Tuesday, May 8, 2018 to Tuesday, June 12, 2018 in order to accommodate scheduling considerations and timing requirements relating to the distribution of proxy materials. The time and location of the Annual Meeting will be set forth in the Company’s proxy statement for the Annual Meeting.

In addition, the Board has established the close of business on April 30, 2018 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. This replaces the record date of March 30, 2018 reported in the Original Filing.

If any stockholder of the Company intends to nominate a person for election to the Board or to propose other business for consideration at the Annual Meeting, the deadline for submitting notice of such nomination or proposal is the close of business on April 23, 2018. Any notice should be delivered to the Company at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105, Attention: Corporate Secretary. Any nomination or proposal must comply with Delaware law, the rules and regulations of the Securities and Exchange Commission and the Company’s Amended and Restated Bylaws, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
Date: April 13, 2018	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	Chief Executive Officer and Director